EXHIBIT 23.1



ANTON & cHIA                            CERTIFIED PUBLIC ACCOUNTANTS



    CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors

Cottonwood Acquisition Corporation


We hereby consent to the inclusion in the foregoing Registration
Statement on Form 10-12g of our report dated May 31, 2011, relating to the financial statements of Cottonwood Acquisition
Corporation as of May 10, 2011 and for the period from April 20, 2011 (Inception), through May 10, 2011.






/s/ Anton & Chia, LLP

Newport Beach, California

June 2, 2011